                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 31, 1997
                                  ---------

                             UOL PUBLISHING, INC.
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   Delaware
       ------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

        0-21421                                                  54-1290319
------------------------                                ------------------------
(Commission file Number)                                (IRS Employer ID Number)


           8251 Greensboro Drive, Suite 500, McLean, Virginia  22012
           ---------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code  (703) 893-7800
                                  ---------

                                      N/A
       ------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. As required by Item 7 of Form 8-K promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Act"), the following financial statements of the business acquired are filed with this report:

                                                                    Page
                                                                   Number
                                                                   ------
Report of Independent Auditors ..........................           F-1

HTR, Inc. Balance Sheets
as of June 30, 1996 and 1997 and September 30, 1997......           F-2

HTR, Inc. Statements of Operations for the Years
Ended June 30, 1996 and 1997 and for the Three
Month Periods Ended September 30, 1996 and 1997..........           F-3

HTR, Inc. Statements of Stockholders' Deficit for
the Years Ended June 30, 1996 and 1997 and for
the Three Month Period Ended September 30, 1997..........           F-4

HTR, Inc. Statements of Cash Flows for the Years
Ended June 30, 1996 and 1997 and for the Three
Month Periods Ended September 30, 1996 and 1997..........           F-5

Notes to Financial Statements  ..........................           F-6

(b) Pro Forma Financial Information. As required by Item 7 of Form 8-K promulgated by the Commission under the Act, the following pro forma financial information is filed with this report:

                                                                  Page
                                                                  Number
                                                                  ------
Unaudited Pro Forma Combined
Balance Sheet as of September 30, 1997 .................            F-17

Unaudited Combined Pro Forma Statements of
Operations for the Year Ended December 31, 1996 and
the Nine Month Period Ended September 30, 1997  ........            F-18

Notes to Pro Forma Balance Sheet
and Statements of Operations ...........................            F-20

(c)            Exhibit.

         2.3* Agreement and Plan of Merger dated as of October 31, 1997, by and among the Registrant, HTR, Inc. and shareholders of HTR, Inc.

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UOL PUBLISHING, INC.



Date: January 16, 1998                      /s/ Narasimhan P. Kannan
                                            -------------------------------
                                            Narasimhan P. Kannan
                                            Chief Executive Officer
                                            (Principal Executive Officer)

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
HTR, INC.

We have audited the accompanying balance sheets of HTR, Inc. as of June 30, 1996 and 1997, and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HTR, Inc. at June 30, 1996 and 1997, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.



                                                          /s/  Ernst & Young LLP


Vienna, Virginia
November 4, 1997

                                   HTR, INC.
                                 BALANCE SHEETS

                                                                                          JUNE 30,                 SEPTEMBER 30,
                                                                                1996               1997               1997
                                                                          -----------------  -----------------   ----------------
                                                                                                                    (UNAUDITED)
ASSETS


Current assets:
  Cash and cash equivalents                                                 $     169,660      $     870,849       $    270,587
  Accounts receivable, less allowance of $150,000 at June
    30, 1996 and 1997, respectively                                             1,904,105            881,075          1,141,746
  Inventories, less allowance of $46,891 and $106,929 at
    June 30, 1996 and 1997, respectively                                          218,560            180,702            109,031
  Prepaid expenses and other current assets                                         8,773            118,270             37,674
                                                                          -----------------  -----------------   ----------------
Total current assets                                                            2,301,098          2,050,896          1,559,038

Property and equipment, net                                                       905,249            875,114            801,930
Other assets                                                                      102,173             69,293             69,293
Debt issuance costs, net of accumulated amortization of
  $38,873 at June 30, 1997                                                              -            252,672            248,095
                                                                          -----------------  -----------------   ----------------
Total assets                                                                 $  3,308,520       $  3,247,975       $  2,678,356
                                                                          =================  =================   ================
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses                                      $  1,348,564       $  1,110,531       $  1,640,760
  Accrued compensation and benefits                                               595,913            419,403            457,913
  Line of credit                                                                        -            455,973            479,384
  Current portion of long-term debt                                               428,361             48,868             49,624
  Current portion of capital lease obligations                                    237,204            198,857            173,591
  Deferred revenues                                                               509,451            333,033            377,195
  Deferred rent                                                                   128,967             80,225             63,957
                                                                          -----------------  -----------------   ----------------
Total current liabilities                                                       3,248,460          2,646,890          3,242,424

Long-term debt, less current portion                                                    -          2,610,000          2,632,500
Capital lease obligations, less current portion                                   211,404             20,590                650
Commitments                                                                             -                  -                  -
Series A redeemable convertible Preferred Stock; $0.001
  par value; 1,900,000 shares authorized; 1,724,953 shares
  issued and outstanding; liquidation preference of
  $1,144,927 at June 30, 1997                                                   1,080,120          1,144,927          1,144,927

Stockholders' deficit:
  Common Stock, $0.001 par value; 20,000,000 shares
    authorized; 10,819,801 and 11,469,801 shares issued
    and outstanding at June 30, 1996 and 1997, respectively                        10,820             11,470             11,470
  Additional paid-in capital                                                      203,043          1,372,301          1,372,301
  Receivable from sale of Common Stock                                                  -             (5,000)            (5,000)
  Unearned compensatory stock options                                             (68,898)          (226,967)          (205,689)
  Accumulated deficit                                                          (1,376,429)        (4,326,236)        (5,515,227)
                                                                          -----------------  -----------------   ----------------
Total stockholders' deficit                                                    (1,231,464)        (3,174,432)        (4,342,145)
                                                                          -----------------  -----------------   ----------------
Total liabilities and stockholders' deficit                                  $  3,308,520       $  3,247,975       $  2,678,356
                                                                          =================  =================   ================





                            See accompanying notes.

                                   HTR, INC.

                            STATEMENTS OF OPERATIONS


                                                            YEARS ENDED JUNE 30,                THREE MONTHS ENDED SEPTEMBER 30,
                                                         1996                 1997                1996                 1997
                                                 ----------------    -----------------      ----------------   -----------------
                                                                                                          (UNAUDITED)
Revenues:
  Training revenues                               $   11,794,441      $    10,299,442        $    3,031,501     $     2,008,555
  Consulting revenues                                  1,848,826            1,763,228               599,511             345,192
                                                 ----------------    -----------------      ----------------   -----------------
Net revenues                                          13,643,267           12,062,670             3,631,012           2,353,747


Cost of revenues:
  Cost of training revenues                            7,856,088            8,690,120             2,178,887           1,915,562
  Cost of consulting revenues                            783,953              621,818               148,407             214,469
                                                 ----------------    -----------------      ----------------   -----------------
  Total cost of revenues                               8,640,041            9,311,938             2,327,294           2,130,031

Costs and expenses:
  General and administrative                           1,784,674            2,644,350               535,339             418,935
  Sales and marketing                                  1,945,765            1,856,490               468,724             402,471
  Product development                                    141,517              498,209                41,082             391,111
  Depreciation and amortization                          147,492              146,578                33,653              39,310
                                                 ----------------    -----------------      ----------------   -----------------
Total costs and expenses                               4,019,448            5,145,627             1,078,798           1,251,827

Income (loss) from operations                            983,778           (2,394,895)              224,920          (1,028,111)

Other income (expense):
  Interest income                                          1,602               61,999                   504               9,603
  Interest expense                                      (129,228)            (552,104)              (21,507)           (170,483)
                                                 ----------------    -----------------      ----------------   -----------------

Net income (loss)                                 $      856,152      $    (2,885,000)       $      203,917     $    (1,188,991)
                                                 ================    =================      ================   =================





                            See accompanying notes.

                                   HTR, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                                            RECEIVABLE

                                                                                        ADDITIONAL         FROM SALE OF

                                                             COMMON STOCK                 PAID-IN             COMMON
                                                    -----------------------------
                                                        SHARES        AMOUNTS             CAPITAL             STOCK
                                                    -------------  --------------       ------------- ------------------
Balance at June 30, 1995                              10,784,051    $    10,784          $  120,110    $       (15,000)
Issuance of common stock pursuant
  to exercise of stock options                            35,750             36               3,539                  -
Issuance of compensatory stock options                         -              -              79,394                  -
Amortization of unearned
  compensatory stock options                                   -              -                   -                  -
Payment of receivable from sale of
  common stock                                                 -              -                   -             15,000
Net income                                                     -              -                   -                  -
                                                    -------------  --------------       ------------- ------------------
Balance at June 30, 1996                              10,819,801         10,820             203,043                  -
Issuance of common stock pursuant
  to exercise of stock options                           650,000            650              44,350                  -
Loan to stockholder to purchase
  common stock                                                 -              -                   -            (5,000)
Issuance of compensatory stock options                         -              -             674,908                  -
Amortization of unearned compensatory
  stock options                                                -              -                   -                  -
Issuance of common stock warrants in
  conjunction with note payable                                -              -             450,000                  -
Declaration of dividends to holders
  Series A  Preferred Stock                                    -              -                   -                  -
Net loss                                                       -              -                   -                  -
                                                    -------------  --------------       ------------- ------------------
Balance at June 30, 1997                              11,469,801         11,470           1,372,301            (5,000)
Amortization of unearned compensatory
  stock options (unaudited)                                    -              -                   -                  -
Net loss (unaudited)                                           -              -                   -                  -
                                                    -------------  --------------       ------------- ------------------
Balance at September 30, 1997 (unaudited)             11,469,801    $    11,470          $1,372,301    $        (5,000)
                                                    =============  ==============       ============= ==================




                                                        UNEARNED                                         TOTAL

                                                      COMPENSATORY              ACCUMULATED          STOCKHOLDERS'

                                                      STOCK OPTIONS              DEFICIT                DEFICIT
                                                    ----------------       -----------------      ----------------
Balance at June 30, 1995                              $    (41,423)         $   (2,232,581)        $  (2,158,110)
Issuance of common stock pursuant
  to exercise of stock options                                   -                       -                 3,575
Issuance of compensatory stock options                     (79,394)                      -                     -
Amortization of unearned
  compensatory stock options                                51,919                       -                51,919
Payment of receivable from sale of
  common stock                                                   -                       -                15,000
Net income                                                       -                 856,152               856,152
                                                    ----------------       -----------------      ----------------
Balance at June 30, 1996                                   (68,898)             (1,376,429)           (1,231,464)
Issuance of common stock pursuant
  to exercise of stock options                                   -                       -                45,000
Loan to stockholder to purchase
  common stock                                                   -                       -                (5,000)
Issuance of compensatory stock options                    (674,908)                      -                     -
Amortization of unearned compensatory
  stock options                                            516,839                       -               516,839
Issuance of common stock warrants in
  conjunction with note payable                                  -                       -               450,000
Declaration of dividends to holders
  Series A Preferred Stock                                       -                 (64,807)              (64,807)
Net loss                                                         -              (2,885,000)           (2,885,000)
                                                    ----------------       -----------------      ----------------
Balance at June 30, 1997                                  (226,967)             (4,326,236)           (3,174,432)
Amortization of unearned compensatory
  stock options (unaudited)                                 21,278                       -                21,278
Net loss (unaudited)                                             -              (1,188,991)           (1,188,991)
                                                    ----------------       -----------------      ----------------
Balance at September 30, 1997 (unaudited)             $   (205,689)         $   (5,515,227)        $  (4,342,145)
                                                    ================       =================      ================





                            See accompanying notes.

                                   HTR, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                              THREE MONTHS ENDED
                                                                              YEARS ENDED JUNE 30,              SEPTEMBER 30,
                                                                              1996           1997            1996           1997
                                                                          ------------ -------------    ------------  --------------
                                                                                                                (UNAUDITED)
OPERATING ACTIVITIES:
  Net income (loss)                                                          $856,152   $(2,885,000)     $  203,917    $ (1,188,991)
    Adjustments to reconcile net income (loss) to net cash provided by
    (used in) operating activities:
    Depreciation and amortization                                             315,153       355,772          81,681          95,413
    Issuance of compensatory stock options in lieu of payment
      for services                                                                  -        25,000               -               -
    Amortization of unearned compensatory stock options                        51,919       516,839          15,141          21,278
    Interest expense associated with warrants issued in
      connection with note payable agreement                                        -        60,000               -          22,500
    Amortization of debt issuance costs                                             -        38,873               -           4,577
    (Gain) loss on sale of property and equipment                              (6,028)          988               -               -
    Changes in operating assets and liabilities:
       Accounts receivable                                                   (846,399)    1,023,030        (191,776)       (260,671)
       Inventories                                                             61,104        37,858         (69,995)         71,671
       Prepaid expenses and other current assets                                4,236      (109,497)        (95,770)         80,596
       Other assets                                                           (30,230)       32,880         (43,399)              -
       Accounts payable and accrued expenses                                  (99,218)     (238,033)       (292,337)        530,229
       Accrued compensation and benefits                                      213,671      (176,510)        171,963          38,510
       Deferred revenues                                                      309,678      (176,418)        157,018          44,162
       Deferred rent                                                            7,215       (48,742)            634         (16,268)
                                                                          ------------ -------------    ------------  --------------
Net cash provided by (used in) operating activities                           837,253    (1,542,960)        (62,923)       (556,994)
                                                                          ------------ -------------    ------------  --------------
INVESTING ACTIVITIES:
  Purchases of property and equipment                                        (181,842)     (326,625)       (112,256)        (17,899)
  Proceeds from sale of property and equipment                                 15,000             -               -               -
                                                                          ------------ -------------    ------------  --------------
Net cash used in investing activities                                        (166,842)     (326,625)       (112,256)        (17,899)
                                                                          ------------ -------------    ------------  --------------
FINANCING ACTIVITIES:
  Proceeds from notes payable                                                       -     2,550,000               -               -
  Proceeds allocated to warrants issued in connection with notes
    payable                                                                         -       450,000               -               -
  Principal payments of notes payable                                         (58,560)            -               -               -
  Proceeds from notes payable - related party                                 140,000         1,390               -           1,256
  Principal payments of notes payable - related party                         (19,455)      (98,525)         (3,390)           (500)

  Debt issuance costs                                                               -      (291,545)              -               -
  Principal payments on capital lease obligations                            (259,919)     (229,161)        (46,449)        (49,536)
  Borrowings on line of credit                                                      -       770,331         402,743          23,411
  Repayments of line of credit                                               (321,392)     (596,716)       (282,358)              -
  Payment of receivable from sale of Common Stock                              15,000             -               -               -
  Proceeds from issuance of common stock pursuant to exercise of
    stock options                                                               3,575        15,000               -               -
                                                                          ------------ -------------    ------------  --------------
Net cash (used in) provided by financing activities                          (500,751)    2,570,774          70,546         (25,369)
                                                                          ------------ -------------    ------------  --------------
Net increase (decrease) in cash and cash equivalents                          169,660       701,189        (104,633)       (600,262)
Cash and cash equivalents at beginning of the period                                -       169,660         169,660         870,849
                                                                          ------------ -------------    ------------  --------------
Cash and cash equivalents at end of the period                             $  169,660    $  870,849      $   65,027      $  270,587
                                                                          ============ =============    ============  ==============
Supplemental disclosure of cash flow information:
  Interest paid                                                            $  129,228    $  552,104      $   29,864      $  223,203
                                                                          ============ =============    ============  ==============
  Income taxes paid                                                        $        -    $   15,985      $        -      $        -
                                                                          ============ =============    ============  ==============





                            See accompanying notes.

                                   HTR, INC.

                         NOTES TO FINANCIAL STATEMENTS


1.  ORGANIZATION AND NATURE OF OPERATIONS

HTR, INC. (the "Company") was incorporated under the laws of the State of Maryland in May 1987. In July 1994, the Company was reincorporated in the State of Delaware. The Company is principally engaged in the business of providing technical training, publishing, and consulting services to the client/server segment of the computer industry in locations throughout the United States.

2.  MANAGEMENT PLANS

The Company, including UOL, recognize that they must generate additional capital in order to continue operations and meet business development initiatives. Should the Company and UOL (the "Combined Companies") be unable to generate sufficient cash from operations or complete a private or public offering of its equity securities, the Combined Companies' ability to fund operations and satisfy debt payments through November 1998 will be dependent on the Combined Companies' implementation of a plan to significantly reduce operating expenses (such as marketing, development costs and costs of personnel and related benefits).

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company maintains cash balances which may exceed federally insured limits. The Company does not believe that this results in any significant credit risks.

The Company considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents. On June 30, 1997, the Company purchased $1,101,652 of U.S. Government securities under agreements to resell on July 1, 1997. Due to the short-term nature of the agreements, the Company did not take possession of the securities which were held by the Company's asset manager. The market value of the securities approximated the carrying amount.

INVENTORIES

Inventories consist of training documentation kits purchased from outside vendors. The inventories are stated at the lower of cost or market, as determined using the first-in, first-out ("FIFO") method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over an estimated useful life of five to seven years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life.

                                   HTR, INC.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEBT ISSUANCE COSTS

The Company capitalized $291,545 of debt issuance costs, which were incurred in connection with the Company's promissory note agreement (See Note 6). The debt issuance costs are being amortized to interest expense using the effective interest method over the period the related debt is expected to be outstanding (five years).

REVENUE RECOGNITION

Revenue is recognized for information technology training as the services are rendered. Deferred revenue consists of fees paid in advance for services which have not yet been rendered.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising costs amounted to approximately $0 and $90,000 during the years ended June 30, 1996 and 1997, respectively.

PRODUCT DEVELOPMENT

Through June 30, 1997, the Company expensed its product development costs as incurred since realizability of capitalizing such costs had not been established.

STOCK-BASED COMPENSATION

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 allows companies to account for stock-based compensation under either the new provisions of SFAS No. 123 or the provisions of Accounting Principles Board No. 25, Accounting for Stock Issued to Employees, ("APB 25"), but requires pro forma disclosures in the footnotes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. The Company accounts for its stock-based compensation in accordance with the provisions of APB No. 25.

INCOME TAXES

The Company provides for income taxes in accordance with the liability method.

                                   HTR, INC.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT AUTHORITATIVE PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 is effective for fiscal years beginning after December 31, 1997. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity.

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 requires an enterprise to report certain additional financial and descriptive information about its reportable operating segments.

Management does not expect that the implementation of either SFAS No. 130 or No. 131 will have a material impact on the Company's financial position or results of future operations.

INTERIM FINANCIAL STATEMENTS

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending June 30, 1998.

4.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                                                         JUNE 30,
                                                                                1996                  1997
                                                                            --------------         -------------
     Equipment under capital leases                                          $  1,181,810           $ 1,181,810
     Equipment                                                                    347,497               640,039
     Leasehold improvements                                                       113,144               113,144
     Furniture and fixtures                                                       202,313               211,085
                                                                            --------------         -------------
                                                                                1,844,764             2,146,078
     Less accumulated depreciation and amortization                              (939,515)           (1,270,964)
                                                                            --------------         -------------
                                                                             $    905,249           $   875,114
                                                                            ==============         =============

                                   HTR, INC.

5.  LINE OF CREDIT AND RECEIVABLES FINANCING LINE

During fiscal 1996, the Company had a $1,000,000 line of credit with a bank which matured on March 15, 1996. In March 1996, the line of credit expired and the outstanding balance was converted to a term loan due on October 31, 1996, with interest payable monthly at an annual rate of 10.25% (prime rate plus 2.5%). The term loan was guaranteed by the principal stockholders of the Company and was secured by the Company's accounts receivable and inventory. At June 30, 1996, the outstanding balance was $282,358. During 1997, the outstanding balance was repaid.

On September 11, 1996, the Company entered into a Receivables Financing Line with a third party. Under the Receivables Financing Line, the Company may borrow funds not to exceed an aggregate borrowing level of the Company's eligible accounts receivable less 25% of the Company's deferred revenue times 50%. Any borrowings under the agreement are due and payable on demand.
Interest is payable monthly at an annual rate of 20%. This debt is guaranteed by the principal stockholders and is secured by the Company's accounts receivable and inventory. As of June 30, 1997, outstanding borrowings totaled $455,973.

6.  LONG-TERM DEBT

Long-term debt consisted of the following:

                                                                                                            JUNE 30,
                                                                                                    1996                 1997
                                                                                             ----------------   ----------------
Note payable to the Company's principal stockholders, bearing interest at an annual rate of 18% and 13.5%, respectively, and payable on
  demand.                                                                                         $ 106,003         $   33,868

Term note payable to a bank, due on October 31, 1996, with interest payable monthly at an annual rate payable of 10.25% (prime rate plus
  2.5%). The note payable was guaranteed by the principal stockholders and was secured by the Company's accounts receivable and inventory.
  The note payable balance was repaid during 1997.                                                  282,358                  -

Unsecured promissory note payable to a related party, bearing interest
  at an annual rate of 20% and payable on demand.                                                    40,000              15,000

Secured promissory note to third party, due on October 28, 2001, with interest payable monthly at an annual rate of 13.5%. The note payable is secured by all the assets of the Company and the pledge of stock by the principals.  The third party was issued warrants to purchase the Company's Common Stock in conjunction with the
  promissory notes agreement. (See Note 9.)                                                               -           2,610,000
                                                                                             ----------------   ----------------
                                                                                                    428,361           2,658,868

Current portion of long-term debt                                                                   428,361              48,868
                                                                                             ----------------   ----------------
Long-term debt, less current portion                                                              $       -          $2,610,000
                                                                                             ================   ================

                                   HTR, INC.

6.  LONG-TERM DEBT (CONTINUED)

Annual maturities of long-term debt at June 30, 1997 were as follows:

                               1998                                  $   48,868
                               1999                                           -
                               2000                                           -
                               2001                                           -
                               2002                                   2,610,000
                                                                 ---------------
                                                                     $2,658,868
                                                                 ===============

7.  LEASE COMMITMENTS

OPERATING LEASES

The Company leases various office space under noncancelable operating lease agreements. One of the leases provides for a rent abatement during its initial term. The minimum lease obligation is being expensed over the term of the lease obligation on a straight-line basis, with expense in access of cash outlays recorded as deferred rent. Certain of the Company's leases include scheduled base rent increases over the term of the leases. The total minimum lease obligation is being expensed on a straight-line basis over the term of the lease with the expense in excess of cash outlays recorded as deferred rent. At June 30, 1996 and 1997, the deferred rent balance was $128,967 and $80,225, respectively.

Rent expense under these leases for the years ended June 30, 1996 and 1997, amounted to approximately $823,000 and $934,000, respectively.

As of June 30, 1997, payments due under noncancelable operating leases were as follows:

                               1998                              $  687,253
                               1999                                 313,198
                               2000                                 200,432
                               2001                                 136,267
                                                             ---------------
                                                               $  1,337,150
                                                             ===============

Remaining lease payments for facilities vacated as a result of relocation and consolidation were accrued in 1997. The amount, included in accrued expenses, at June 30, 1997 is approximately $204,000.

                                   HTR, INC.

7.  LEASE COMMITMENTS (CONTINUED)

CAPITAL LEASES

The Company leases furniture and equipment under noncancelable agreements that are accounted for as capital leases. The leases are payable in monthly installments ranging from approximately $250 to $4,800. At June 30, 1996 and 1997, there was $1,181,810 of equipment held under capital leases. Accumulated amortization of the equipment amounted to approximately $623,000 and $851,000 at June 30, 1996 and 1997, respectively. Amortization expense related to capital leases is classified as depreciation and amortization in the statements of operations.

Future minimum lease payments under capital leases are as follows as of June 30, 1997:

                           1998                                                        $ 214,058
                           1999                                                           21,016
                                                                                     ------------
                                                                                         235,074
                           Less amounts representing interest                             15,627
                                                                                     ------------
                                                                                         219,447
                           Less current portion of capital lease obligations             198,857
                                                                                     ------------
                           Capital lease obligations, less current portion             $  20,590
                                                                                     ============

8.  INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets were as follows:

                                                                                                   JUNE 30,
                                                                                          1996                  1997
                                                                                      ---------------     ----------------
                     Deferred tax assets:
                       Net operating loss carryforwards                                  $  335,000         $  1,107,000
                       Reserve for inventory obsolescence                                    18,000               42,000
                       Allowance for doubtful accounts                                       59,000               59,000
                       Deferred rent                                                         20,000               86,000
                       Amortization of unearned compensatory stock options                   20,000              222,000
                       Accrued expenses                                                      53,000               91,000
                                                                                      ---------------     ----------------
                     Total deferred tax assets                                              505,000            1,607,000
                     Deferred tax liabilities:
                       Tax depreciation in excess of book depreciation                      (58,000)             (43,000)
                       Other                                                                 (1,000)              (9,000)
                                                                                      ---------------     ----------------
                     Total deferred tax liabilities                                         (59,000)             (52,000)
                                                                                      ---------------     ----------------
                     Valuation allowance                                                   (446,000)          (1,555,000)
                                                                                      ---------------     ----------------
                     Net deferred tax assets                                             $        -         $          -
                                                                                      ===============     ================

                                   HTR, INC.

8.  INCOME TAXES (CONTINUED)

As of June 30, 1996 and 1997, the Company had approximately $860,000 and $2,800,000, respectively, in tax net operating loss carryforwards which expire at varying dates through 2011. These carryforwards may be significantly limited under Section 382 of the Internal Revenue Service Code and the SRLY rules.

9.  STOCKHOLDERS' DEFICIT

COMMON STOCK

On March 29, 1994, the Company sold 500,000 shares of Common Stock later converted to 588,037 shares of Common Stock to an officer of the Company for approximately $15,000. At June 30, 1995, the cash payment had not been paid and the related receivable is reflected as a receivable from sale of Common Stock in the accompanying statements of stockholders' deficit. The purchase amount was paid in full during 1996. The Company considered whether an expense should be recorded for the difference between the purchase price and the fair market value of the Common Stock on the date of purchase and the Company concluded that the difference was immaterial to the financial statements.

STOCK OPTIONS

During 1994, the Company's Board of Directors adopted the 1994 Stock Plan (the "Option Plan") under which 1,111,111 shares of Common Stock were reserved for issuance upon exercise of granted options. The Option Plan provides for grants of incentive stock options to key employees and non-qualified options to key employees, directors and outside consultants. Options are granted at the fair market value of the Company's Common Stock on the date of grant. The term of the stock options granted under the Option Plan may not exceed ten years. The vesting period of the options is determined by the Board of Directors and is generally five years. Additional information with respect to stock option activity is summarized as follows:

                                                                              YEARS ENDED JUNE 30,
                                                                          1996                    1997
                                                                ----------------------- ------------------------
                                                                              Weighted-              Weighted-
                                                                               Average                Average
                                                                               Exercise               Exercise
                                                                   Shares       Price      Shares      Price
                                                                ----------    --------- -----------  -----------
Outstanding at the beginning of the year                          635,500       $ 0.10     527,600       $ 0.10
  Granted                                                         350,850         0.10   1,044,000         0.08
  Exercised                                                       (35,750)        0.10    (650,000)        0.07
  Canceled or expired                                            (423,000)        0.10    (471,950)        0.10
                                                                ----------    --------- -----------  -----------
Outstanding at the end of the year                                527,600       $ 0.10     449,650       $ 0.10
                                                                ==========    ========= ===========  ===========
Options exercisable at year end                                    69,978       $ 0.09      70,718       $ 0.10
                                                                ==========    ========= ===========  ===========

                                   HTR, INC.

9.  STOCKHOLDERS' DEFICIT (CONTINUED)

STOCK OPTIONS (CONTINUED)

The following table summarizes information about fixed-price stock options outstanding at June 30, 1997:

                                                       Options Outstanding                      Options Exercisable
                                         -------------------------------------------------------------------------------
                                                              Average        Weighted-                        Weighted-
                                             Number          Remaining       Average         Number           Average
                         Range of        Outstanding at     Contractual       Exercise     Exercisable at     Exercise
                     Exercise Prices     June 30, 1997          Life            Price      June 30, 1997        Price
                    -----------------   ----------------   -------------    -----------   ----------------   -----------
                         $ 0.10             449,650             9.2             $ 0.10         70,718          $ 0.10

As of June 30, 1997, there were no options available for future grants.

The Company applies APB No. 25 in accounting for the stock option plan, and, accordingly, recognizes compensation expense for the difference between the deemed fair value of the underlying Common Stock and the grant price of the option at the date of grant. During 1996 and 1997, the Company recognized unearned compensatory stock options of $79,394 and $674,908, respectively, for the difference between the option exercise price and the deemed fair value on the date of grant of stock options. The Company is amortizing such amounts ratably over the vesting period of the options, which is generally five years. During the years ended June 30, 1996 and 1997, the Company recognized $51,919 and $451,305, respectively, of compensation expense related to Common Stock options.

During the year ended June 30, 1997, the Company granted 250,000 options to purchase the Company's common stock to an outside consultant. The fair value of these options was estimated on the grant date using the minimum value option-pricing fair value model with the following weighted-average assumptions: dividend yield of 0%; risk-free interest rate of 6.5%; and expected life of the option term of 3 years. Based on this model, the fair value of the options was estimated to be $.65 per share or $162,500. The Company will expense $162,500 ratably over the vesting period of the options, which is two years. During the year ended June 30, 1997, the Company recognized $65,534 of compensation expense related to these Common Stock options.

During 1997, the Company adopted the disclosure-only provisions of SFAS No.
123. Accordingly, no compensation expense has been recognized for the fair value of options granted during 1996 and 1997, other than as disclosed above. Had compensation expense related to the Company's stock option plan been determined based on the fair value at the grant date for options granted in 1996 and 1997 consistent with the provisions of SFAS No. 123, the Company's net income (loss) would have been approximately $837,449 and $(2,891,372). The effect of applying SFAS No. 123 on 1996 and 1997 pro forma net loss as

                                   HTR, INC.

9.  STOCKHOLDERS' DEFICIT (CONTINUED)

STOCK OPTIONS (CONTINUED)

stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

The fair value of each option grant is estimated on the date of grant using the minimum value option-pricing fair value model with the following weighted-average assumptions used for grants in 1996: dividend yield of 0%; risk-free interest rate of 6.5%; and expected life of the option term of 3 years. The fair value of each option grant is estimated on the date of grant using the minimum value option-pricing fair value model with the following weighted-average assumptions used for grants in 1997: dividend yield of 0%; risk-free interest rate of 6.5%; and expected life of the option term of 3 years. The weighted average fair value of the options granted in 1996 with a stock price greater than the exercise price is $.62. The weighted average fair value of the options granted in 1997 with a stock price greater than the exercise price is $.74.

WARRANTS

In connection with the promissory note payable (See Note 6), the Company issued warrants to purchase 849,341 shares of Common Stock at a price of $.01 per share to the third party. The warrants expire on October 28, 2001. The Company allocated $450,000 of the note payable proceeds to the warrants issued. The $450,000 allocated to the warrants is being amortized to interest expense using the effective interest method over the period (five years) the related debt is expected to be outstanding. The effect of this allocation results in an effective interest rate of 18%. During the year ended June 30, 1997, the Company recognized additional interest expense of $60,000 related to this allocation. Beginning in year four and provided the note payable balance has not been repaid, the third party will be issued additional warrants at a rate of 1% per year. The third party was granted an option to put the shares issuable pursuant to the warrants back to the Company on October 28, 2001 at a repurchase price equal to the then fair market value.

In connection with this transaction, the Company issued 220,000 warrants to purchase shares of Common Stock at a price of $.79 per share to a placement agent. On the date of this transaction, the fair value of the warrants was considered immaterial. The warrants expire on October 28, 2001. In addition, the Company incurred, in connection with the note payable transaction, debt issuance costs of $291,545, which will be amortized to expense over the term of the note payable (five years).

                                   HTR, INC.

10.  PREFERRED STOCK

In July 1994, the Company sold 1,724,953 shares of its Series A mandatory redeemable, convertible, 9% noncumulative preferred stock (the "Preferred Stock") to a group of investors at an aggregate cash price of $1,080,120, or approximately $.63 share.

Each share of Preferred Stock is convertible into one share of Common Stock at the option of the holder. The Company has reserved 1,900,000 shares of Common Stock for issuance upon conversion of the Preferred Stock. The conversion price is subject to an adjustment formula that would prevent dilution in the event the Company issues additional stock at a per share price that is less than $.63. The Preferred Stock will automatically convert into shares of Common Stock upon the consummation of a public stock offering if certain conditions are met. On a liquidation or sale of the Company, including a merger or acquisition, proceeds are to be distributed first to holders of the Preferred Stock in an amount equal to their original investment with any remaining net proceeds to be distributed to holders of Common and Preferred Stock on a pro rata basis. After five years, the Preferred Stock is redeemable at its original purchase price at the option of the holders of a majority of the Preferred Stock. The Company's Board of Directors may, but it is not required to, declare a 9% dividend on the Preferred Stock. Since the authority to declare dividends resides solely with the Company, the carrying amount of the Preferred Stock has not been increased to include the payout of dividends.

The Preferred Stock contains certain protective provisions which require that certain actions of the Company such as any changes to the capital structure of the Company, merger or liquidation be approved by the holders of a majority of the Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the convertible number of shares of Common Stock on all matters except for the election of directors. The holders of the Preferred Stock, voting together as a class, shall be entitled to elect one director. The holders of Common Stock shall be entitled to elect four directors. In the event that the number of directors is increased to a number greater than five, the holders of the Preferred Stock shall be entitled to elect a number of directors that represents at least 10% of the total directors.

In conjunction with the sale of the Preferred Stock, two stockholders of the Company, who together owned approximately 92% of the outstanding Common Stock of the Company at June 30, 1996, agreed to subject 50% of their Common Stock holdings to repurchase by the Company if they voluntarily terminated employment within a three-year period. The repurchase price is equal to $10,000, the price paid by the stockholders. This repurchase option expired in October 1997, in connection with the sale of 100% of the Company's outstanding stock (See Note
12).

During October 1996 and in conjunction with the promissory note payable (See Notes 6 and 9), the Board of Directors declared a 9% dividend to be paid to the holders of the Company's Series A Preferred Stock. The dividend began accruing on the closing date of the promissory note payable and shall be paid on December 31 of each calendar year, beginning on December 31, 1997.

                                   HTR, INC.

11.  RETIREMENT PLAN

The Company maintains a tax deferred savings and retirement plan (the "Plan") to provide retirement benefits for all eligible employees. The Plan, which covers all employees who have completed three months of service, stipulates that employees may elect an amount between 1% and 15% of their total compensation to contribute to the Plan. Employee contributions are subject to Internal Revenue Service limitations. All employees who have completed 1,000 hours of service during the plan year and are employed by the Company on the last day of the plan year are eligible to share in discretionary Company contributions. Employees vest in employer contributions over four years. During the years ended June 30, 1996 and 1997, the contributions by the Company were $23,787 and $5,211, respectively.

12.  SUBSEQUENT EVENTS

On September 29, 1997, the Board of Directors approved an amendment to increase the number of shares available for issuance from 1,111,111 to 1,350,000 options.

On October 31, 1997, the Company entered into an Agreement and Plan of Merger with UOL Publishing, Inc. (UOL). In the transaction, UOL will issue common stock, warrants and options totaling 620,000 shares in exchange for all of the outstanding equity securities of HTR, Inc. In addition, UOL will pay the stockholders of the Company $600,000 in a combination of cash and short-term notes, and assume approximately $3,610,000 of the Company's debt.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AND STATEMENTS OF OPERATIONS

The unaudited pro forma combined balance sheet gives effect to the acquisition of HTR, Inc. completed by UOL Publishing, Inc. (the "Company" or "UOL") on October 31, 1997, as if it had occurred on September 30, 1997.

The unaudited pro forma combined statement of operations for the year ended December 31, 1996 gives effect to the acquisition of HTR, Inc. as if it had occurred on January 1, 1996. The unaudited pro forma combined statement of operations for the nine months ended September 30, 1997 gives effect to the acquisition of HTR, Inc. as if it had occurred on January 1, 1996.

The unaudited pro forma combined balance sheet and statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which the Company believes are reasonable. The unaudited pro forma combined statements of operations are provided for informational purposes only and does not purport to present the results of operations of the Company had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined statements of operations should be read in conjunction with the financial statements of the Company, including the notes thereto and the financial statements of HTR, Inc.

                            PRO FORMA BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997


                                                         Historical        Historical         Acquisition          Pro Forma
                                                           UOL (a)        HTR, Inc. (a)     Adjustments(b)         Combined
                                                       --------------    --------------    ------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                               $5,591,565       $   270,587          $        -         $ 5,862,152
  Accounts receivable                                      2,986,128         1,141,746         (c)(341,667)          3,786,207
  Inventories                                                      -           109,031                   -             109,031
  Loans receivable from related parties                      105,986                -                    -             105,986
  Prepaid expenses and other current assets                  583,864            37,674                   -             621,538
                                                       --------------    --------------    ----------------  ------------------
Total current assets                                       9,267,543         1,559,038            (341,667)         10,484,914

  Property and equipment, net                              1,603,890           801,930                   -           2,405,820
  Capitalized product development costs, net               1,763,381                 -                   -           1,763,381
  Acquired online publishing rights                          805,000                 -                   -             805,000
  Debt issuance costs, net                                         -           248,095         (d)(248,095)                  -
  Other assets                                               129,189            69,293                   -             198,482
  Goodwill and other intangibles, net                      3,110,298                 -        (e)9,677,667          12,787,965
                                                       --------------    --------------    ----------------  ------------------
Total assets                                             $16,679,301        $2,678,356          $9,087,905         $28,445,562
                                                       ==============    ==============    ================  ==================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses                  $ 1,511,428        $2,098,673         (f)$158,333         $ 3,768,434
  Notes payable - current portion                            737,742            49,624          (g)282,550           1,069,916
  Deferred revenues                                          426,623           377,195                   -             803,818
  Deferred income taxes                                      334,600                 -                   -             334,600
  Deferred rent                                                    -            63,957                   -              63,957
  Capital lease obligations - current portion                      -           173,591                   -             173,591
  Line of credit                                                   -           479,384                   -             479,384
                                                       --------------    --------------    ----------------  ------------------
Total current liabilities                                  3,010,393         3,242,424             440,883           6,693,700

Notes payable - less current portion                       1,230,880         2,632,500          (g)658,645           4,522,025
Capital lease obligations - less current portion                   -               650                   -                 650
Series A redeemable convertible preferred stock                    -         1,144,927       (h)(1,144,927)                  -
Stockholders' equity (deficit):
  Common Stock                                                31,861            11,470           (h)(5,610)             37,721
  Additional paid-in capital                              27,635,833         1,372,301       (h)11,812,998          40,821,132
  Receivable from the sale of Common Stock                         -            (5,000)          (h) 5,000                   -
  Unearned compensatory stock options                              -          (205,689)        (h) 205,689                   -
  Accumulated deficit                                    (15,229,666)       (5,515,227)     (i) (2,884,773)        (23,629,666)
                                                       --------------    --------------    ----------------  ------------------
Total stockholders' equity (deficit)                      12,438,028        (4,342,145)          9,133,304          17,229,187
                                                       --------------    --------------    ----------------  ------------------
Total liabilities and stockholders' equity (deficit)     $16,679,301        $2,678,356          $9,087,905         $28,445,562
                                                       ==============    ==============    ================  ==================

                       PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996


                                                                                Historical
                                           Historical        Historical         Coopers &          Historical       Acquisition
                                              UOL             HTR, Inc.         Associates            CTA          Adjustments
                                              (j)              (j)                Inc. (j)            (k)              (l)
                                        -------------     -------------         ------------      -----------    -----------------
Net revenues                                $942,426       $14,202,635           $2,917,808         $463,112     $             -

Costs and expenses
    Cost of revenues                         194,730         9,590,172              681,678          175,929                   -
    Sales and marketing                    1,592,668         1,990,291              578,852           20,482                   -
    Product development                    1,482,179           201,059              911,090          131,321                   -
    General and administrative             2,477,144         2,107,946              240,558          172,253          (m) 15,610
    Acquired in-process research,
      development and content                      -                 -                    -                -       (n)11,100,000
    Depreciation and amortization            144,284           227,097               29,003                -        (o)1,411,053
                                        -------------     -------------         ------------      -----------    ----------------

Income (loss) from operations             (4,948,579)           86,070              476,627          (36,873)        (12,526,663)

Other income (expense):
    Other income                             303,983                 -               27,957                -                   -
    Interest income (expense)                  3,893          (249,127)                 717          (22,479)        (p)(133,468)
                                        -------------     -------------         ------------      -----------    ----------------

Income (loss) before income taxes         (4,640,703)         (163,057)             505,301          (59,352)        (12,660,131)

Income tax expense (benefit)                       -                 -              279,400           (3,859)                  -
                                        -------------     -------------         ------------      -----------    ----------------

Net income (loss)                         (4,640,703)         (163,057)             225,901          (55,493)        (12,660,131)

Accrued dividends to preferred
  stockholders                              (330,706)                 -                    -                -                  -
                                        -------------     -------------         ------------      -----------    ----------------

Net income (loss) available to
  common stockholders                    $(4,971,409)        $(163,057)            $225,901         $(55,493)       $(12,660,131)
                                        =============     =============         ============      ===========    ================

Net loss per share  (v)                     $ (3.88)
                                        =============
Weighted average shares
  outstanding (v)                         1,282,964
                                        =============



                                                Pro Forma
                                                Combined

                                              --------------
Net revenues                                    $18,525,981

Costs and expenses
    Cost of revenues                             10,642,509
    Sales and marketing                           4,182,293
    Product development                           2,725,649
    General and administrative                    5,013,511
    Acquired in-process research,
      development and content                    11,100,000
    Depreciation and amortization                 1,811,437
                                             --------------

Income (loss) from operations                   (16,949,418)

Other income (expense):
    Other income                                    331,940
    Interest income (expense)                      (400,464)
                                             ---------------

Income (loss) before income taxes               (17,017,942)

Income tax expense (benefit)                        275,541
                                             ---------------

Net income (loss)                               (17,293,483)

Accrued dividends to preferred
  stockholders                                     (330,706)
                                             ---------------

Net income (loss) available to
  common stockholders                          $(17,624,189)
                                             ===============

Net loss per share (v)                        $       (9.22)
                                             ===============
Weighted average shares
  outstanding (v)                                 1,911,411
                                             ===============

                       PRO FORMA STATEMENT OF OPERATIONS

                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997



                                               Historical        Historical     Historical      Acquisition          Pro Forma
                                                  UOL            HTR, Inc.      Coopers &       Adjustments          Combined
                                                  (q)               (q)        Associates          (s)
                                                                                 Inc. (r)
                                         ------------------- ---------------  --------------   --------------      -------------
Net revenues                              $       6,475,001   $   7,692,919     $   626,639     (w)$(341,667)       $14,452,892


Costs and expenses
  Cost of revenues                                  795,949       6,029,039         103,458      (w)(341,667)         6,586,779
  Sales and marketing                             2,473,428       1,255,748         179,092                -          3,908,268
  Product development                             3,061,530         769,625         239,040                -          4,070,195
  General and administrative                      1,172,434       1,868,332         164,622                -          3,205,388
  Acquired  in-process research,
    development and content                       2,700,000               -               -     (t)8,400,000         11,100,000
  Depreciation and amortization                     485,420         115,808          11,061       (u)898,842          1,511,131
                                         ------------------- ---------------  --------------   --------------      -------------
Income (loss) from operations                    (4,213,760)     (2,345,633)        (70,634)      (9,298,842)       (15,928,869)

Other income (expense):
  Interest income (expense)                         367,096        (499,517)         (1,660)         (21,546)          (155,627)
                                         ------------------- ---------------  --------------   --------------      -------------

Net loss                                  $      (3,846,664)  $  (2,845,150)   $    (72,294)     $(9,320,388)      $(16,084,496)
                                         =================== ===============  ==============   ==============      =============

Net loss per share (v)                            $   (1.21)                                                          $   (4.26)
                                         ===================                                                       =============

Weighted average shares outstanding (v)            3,186,167                                                           3,772,127
                                         ===================                                                       =============

 (a)     Balance Sheet as of September 30, 1997.

 (b) Represents adjustments for the HTR, Inc. ("HTR") acquisition based on a purchase price of approximately $600,000 in cash and short-term notes and an aggregate of 585,960 shares of UOL Common Stock and options and warrants exercisable for an aggregate of an additional 34,040 shares. The 585,960 shares of the Company's Common Stock were recorded at $21.50, which represents the closing market price of the Company's Common Stock on October 31, 1997, the date of acquisition. The options and warrants were recorded as follows: options were recorded in accordance with intrinsic value method of Accounting Principles Bulletin No. 25, Accounting for Stock Issued to Employees, and the warrants were recorded at fair value using the Black-Scholes fair value model. The purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based on the estimated fair values of such assets and liabilities acquired.

 (c)     Represents elimination of receivable to UOL from HTR.

 (d)     Represents elimination of debt issuance costs of $248,095.

 (e) Represents certain intangible assets identified by the Company. The amounts allocated to intangible assets were as follows: $700,000 to developed content, $500,000 to work force and $8,477,667 to goodwill and trademarks. The intangible assets will be amortized on a straight-line basis over the following lives: developed content will be amortized over four years, work force will be amortized over five years and goodwill and trademarks will be amortized over ten years.

 (f) Represents $500,000 in estimated investment banking, legal, accounting and printing expenses related to the HTR acquisition offset by the elimination of a payable by HTR to UOL of $341,667.

 (g) Represents the notes payable due to the shareholders of HTR. The Company owes the shareholders of HTR $600,000, due in equal installments of $300,000 over the next two years. Adjustments have been recorded to the stated amount of notes payable to shareholders as well as to a note payable to a third party to adjust the stated amount to fair value.

 (h) Represents elimination of HTR's stockholders' equity accounts, and issuance of 585,960 shares of the Company's Common Stock valued at a price of $21.50 per share.

 (i)     Represents elimination of HTR's accumulated deficit of $5,515,227.

 (j)     Statements of Operations for the year ended December 31, 1996.

 (k) Statement of Operations from January 1, 1996 to July 31, 1996 (date of CTA acquisition).

 (l)     Represents adjustments for the HTR, Cooper & Associates,
         Inc. ("CAI"), and Cognitive Training Associates, Inc. ("CTA") acquisitions.

 (m) Represents CTA acquisition adjustments to reflect $30,000 of rent expense related to the building, pursuant to a lease agreement executed with the owner of the building, who is also the former, sole stockholder of CTA which is offset by $14,390 of depreciation expense related to the building, vehicle and certain equipment, which were not acquired by the Company.

 (n) Represents $8,400,000 and $2,700,000 allocated to acquired in-process research, development and content related to the HTR and CAI acquisitions, respectively.

 (o) Represents amortization expense of $1,122,767, $227,100, $61,186 related to the intangible assets acquired in the HTR, CAI and CTA acquisitions, respectively.

 (p) Represents interest expense associated with the debt of $600,000 and $1,798,622 related to HTR and CAI acquisitions, respectively. In addition, reflects CTA acquisition adjustment to eliminate $16,750 of interest expense related to notes payable associated with the building and vehicle.

 (q)     Statements of Operations for the nine months ended September 30, 1997.

 (r)     Statement of Operations from January 1, 1997 to March 31, 1997.

 (s)     Represents adjustments for the HTR and CAI acquisitions.

 (t) Represents $8,400,000 allocated to acquired in-process research, development and content related to the HTR acquisition.

 (u) Represents amortization expense of $842,067 and $56,775 related to the intangible assets acquired in the HTR and CAI acquisitions, respectively.

 (v) The Company's net loss per share calculations are based upon the weighted average number of shares of Common Stock outstanding. Pursuant to the requirements of the Securities and Exchange Commission Staff Accounting Bulletin No. 83, convertible Preferred Stock, Common Stock, debt convertible into shares of Common Stock, Common Stock purchase warrants and options to purchase Common Stock issued at prices below the estimated initial public offering ("IPO") price during the 12 months immediately preceding the initial filing of the registration statement relating to the IPO, (collectively the "cheap stock") have been included in the computation of net loss per share as if they were outstanding for all periods presented (using the treasury method assuming repurchase of Common Stock at the estimated IPO price). For the year ended December 31, 1996, the cheap stock is weighted for the period outstanding through the effective date of the IPO. Other shares issuable upon the exercise of stock options and warrants, conversion of debt into shares of Common Stock and conversion of Preferred Stock have been excluded from the computation because the effect of their inclusion would be antidilutive due to the Company's net losses. Subsequent to the Company's IPO, convertible Preferred Stock, Common Stock purchase warrants, options to purchase Common Stock and debt convertible into shares of Common Stock under the treasury stock method is included only to the extent they are dilutive. For the proforma net loss per share and weighted average shares outstanding calculation, 585,960 shares and 42,487 shares of Common Stock related to the HTR and CTA acquisitions, respectively, have been included as if the acquisitions occurred on January 1, 1996.

(w) Represents elimination of revenues and cost of revenues between UOL and HTR.